UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2020

Diamond S Shipping Inc.
(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 413-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 8.01.	Other Events.

The Board of Directors of Diamond S Shipping Inc. (the “Company”) has approved the sale of two 2008-built suezmax vessels, the Aias and Amoureux, to an unrelated third party. The Company reached agreements to sell the vessels for approximately $45 million in aggregate gross proceeds, which, after debt repayment, is expected to generate approximately $18 million in net proceeds before settlement of working capital. Delivery of the Aias and Amoureux are expected to take place in the first half of the first quarter of 2021, and the Company expects to record an aggregate loss of approximately $26 million relating to the sale of these vessels in its results for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

	By:	/s/ Kevin Kilcullen
	Name:	Kevin Kilcullen
	Title:	Chief Financial Officer

Date: December 23, 2020